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                                                                   Exhibit 3-107
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Microfilm Number_______        Filed with the Department of State on APR 25 1994

Entity Number 2577573                   /s/ [graphic of signature]
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                                        Secretary of the Commonwealth


                      ARTICLES OF INCORPORATION-FOR PROFIT

                   GENESIS HEALTH VENTURES OF WEST VIRGINIA, INC.
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                               Name of Corporation
                      A TYPE OF CORPORATION INDICATED BELOW


Indicate type of domestic corporation:


|X| Business-stock (15 Pa.C.S. ss. 1306)  |_| Management (15 Pa. C.S. ss. 2702)

|_| Business-nonstock (15 Pa.C.S. ss.     |_| Professional (15 Pa.C.S. ss. 2903)
    2102)

|_| Business-statutory close (15 Pa.C.S. |_| Insurance (15 Pa.C.S. ss.3101) ss. 2303) --

                     |_| Cooperative (15 Pa.C.S. ss. 7102A)

              DSCB:15-1305/2102/2303/2702/2903/3101/7102A (Rev 91)

   In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby, state(s) that:

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1.   The name of the corporation is: Genesis Health Ventures of West Virginia, Inc.
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2.   The (a) address of this corporation's initial registered office in this
     Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

     (a)  148 West State Street, Suite 100, Kennett Square, PA 19348  Chester
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          Number and Street      City      State     Zip            County

     (b)  c/o: n/a
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               Name of Commercial Registered Office Provider        County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The corporation is incorporated under the provision of the Business Corporation Law of 1988.

4. The aggregate number of shares authorized is: One thousand (1,000) Common Stock (other provisions, if any, attach 81/2 x 11 sheet)

5. The name and address, including street and number, if any, of each incorporator is:

     Name                        Address
     Alice A. Deck, Esquira      c/o Blank, Rome, Comsky & McCauley
                                 Four Penn Center Plaza,
                                 Philadelphia, PA 19103

6.   The specific effective date, if any, is: Upon filing
                                              ---------------------------------
                                       month     day      year    hour, if any


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7.   Additional provisions of the articles, if any, attach on 81/2 x 11 sheet.

8. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would consitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C. ss. 77a et seq.)

9. Cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is:
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IN TESTIMONY WHEREOF, the incorporator(s) has(have) signed these Articles of
Incorporation this 25th day of April, 1994.

/s/ Alice A. Deck
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         Alice A. Deck

DSCB:15-1306/2102/2303/2702/2903/3101/7102A (Rev 91)-3